UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 18, 2014

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 E. Tufts Ave., Suite 1150

Denver, Colorado 80237

(Address of principal executive offices, including zip code)

(303) 483-0044

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 18, 2014, Gasco Energy, Inc., a Nevada corporation (the “Company”), as borrower, Orogen Energy, Inc., a Delaware corporation, as agent and as a lender, and Markham LLC, a Delaware limited liability company, as a lender, entered into that certain First Amendment to Credit Agreement to amend the Credit Agreement dated October 18, 2013 (the “Credit Agreement Amendment”).  Pursuant to the Credit Agreement Amendment, the revolving credit termination date was extended from February 18, 2014 to May 19, 2014.  As of the date hereof, the Company has borrowed $4,000,000 under the revolving credit facility, which was used for general corporate purposes, leaving the Company with $1,000,000 of credit availability under the revolving credit facility, subject to the terms and conditions thereof.

The Credit Agreement Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

ITEM 2.03                                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 regarding the Credit Agreement Amendment is hereby incorporated by reference into this Item 2.03.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of February 18, 2014, by and among Gasco Energy, Inc., as borrower, Orogen Energy, Inc., as agent and as a lender, and Markham LLC, as a lender

[Signature on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.

Date: February 24, 2014

	By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of February 18, 2014, by and among Gasco Energy, Inc., as borrower, Orogen Energy, Inc., as agent and as a lender, and Markham LLC, as a lender